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                                                                   Exhibit 10.21

                          LEASE TERMINATION AGREEMENT

         This LEASE TERMINATION AGREEMENT (the "Agreement") is dated as of
May    , 1998 and is entered into by and between PACIFIC CORPORATE TOWERS LLC, a Delaware limited liability company ("Landlord"), and INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

                                    RECITALS

         A. Landlord and Tenant entered into that certain Standard Office Lease dated as of August 21, 1996 ("Lease") for certain premises (the "Premises") known as Suite 1507 in the building located at 222 North Sepulveda Boulevard, El Segundo, California.

         B. Tenant has requested that Landlord agree to an early termination of the Lease and that Landlord release Tenant from liability for the performance of its prospective obligations under the Lease in exchange for a lump sum payment from Tenant, and Landlord has agreed thereto, upon and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing recitals, the terms and mutual covenants contained herein, and for other consideration, the sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                   AGREEMENT

         1. Termination of Lease. Subject to satisfaction of the conditions set forth in Section 2 hereof, the Lease shall terminate as of the date that both Landlord and Tenant have executed and delivered this Agreement ("Termination Date"); provided, however, such termination shall not release, waive or terminate any obligations of Tenant under Article 9, Article 10,
Article 13.1, Article 22, or Article 28.3 of the Lease which shall have accrued prior to the Termination Date ("Continuing Obligations"). Tenant hereby agrees that the Continuing Obligations shall survive the termination of the Lease and the execution of this Agreement.

         2. Conditions to Termination. The termination of the Lease pursuant to this Agreement shall be subject to the satisfaction of all of the following conditions on or before the Termination Date ("Termination Conditions"):

                  (a) Termination Payment. In consideration for Landlord's agreement to early termination of the Lease, Tenant shall pay to Landlord, concurrently with the execution and delivery of this Agreement, without deduction or offset, the sum of Six Thousand Six Hundred Three Dollars and Seventy-four Cents ($6,603.74) ("Termination Payment"). The Termination Payment is comprised of two (2) months Basic Rental. The Termination Payment is not intended to be, and is not being, paid or retained on account of an antecedent debt of Tenant to Landlord, but rather as a settlement and compromise of claims Landlord has against Tenant and as a contemporaneous exchange for new value given.

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          (b) Vacation and Surrender.  Prior to the Termination Date, Tenant
shall, at Tenant's sole cost and expense, deliver to Landlord all keys delivered to Tenant under the Lease, remove all of Tenant's personal property from the Premises, and surrender the Premises to Landlord in the condition required by
Article 29.2 and Article 29.4 of the Lease, free and clear of all occupants and tenancies. Any and all personal property of Tenant not so removed by the Termination Date shall be deemed to have been abandoned by Tenant and shall otherwise be governed by the terms of Article 29.3 of the Lease, and Landlord may, in its sole and absolute discretion, store and/or dispose of such property in any manner and at Tenant's expense in accordance therewith. Tenant shall from time to time reimburse Landlord for all costs incurred by Landlord to store or dispose of property abandoned by Tenant (the "Tenant Property Costs") within five (5) business days after notice by Landlord to Tenant of any Tenant Property Costs, and such obligation shall survive the termination of the Lease.

     If either Termination Condition is not satisfied on or before the Termination Date, then this Agreement shall, at Landlord's option, be null and void and the Lease shall remain in full force and effect as if this Agreement had never been executed. In such event, Landlord shall apply the Termination Payment to any amounts due from Tenant under the Lease until the Termination Payment is exhausted. If Tenant fails to pay the Termination Payment concurrently with execution of this Agreement or vacate and surrender the Premises in the condition specified herein prior to the Termination Date, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, loss, cost, damage or judgment arising out of Tenant's failure to comply with this Agreement, including but not limited to, any claims made by a tenant under any new lease for the Premises arising out of Landlord's inability to deliver the Premises to such new tenant due to Tenant's failure to comply with this Agreement.

     3. Holdover. If Tenant remains in occupancy of the Premises after the Termination Date, then subject to Landlord's election to proceed with this Agreement, Tenant shall be a tenant at sufferance only, at a rental rate equal to Two Thousand Dollars ($2,000) per day. No payment of money nor holdover of the Premises by Tenant after the Termination Date shall reinstate, continue or extend the term of the Lease. In the event of any holdover of the Premises by Tenant after the Termination Date, Landlord, without notice, may immediately commence unlawful detainer proceedings against Tenant for possession of the Property, and Tenant hereby waives all notices of termination of Tenant's occupancy or tenancy at sufferance of the Premises and all notices of any action for Landlord's eviction of Tenant from the Premises.

     4. Release. In consideration of Landlord's termination of the Lease, and subject to satisfaction of the Termination Conditions on or before the Termination Date or if the Termination Conditions are not consummated by the Termination Date, subject to Landlord's election to proceed with this Agreement, and except as expressly set forth in this Agreement, Landlord and its parent companies, partners, members, affiliates, subsidiaries, directors, officers, successors and assigns, agents, employees, and representatives are hereby unconditionally and fully released and discharged from any and all obligations, claims, actions, and liability, past, present, and future, of whatever kind or character, known or unknown, by reason of, growing out of, arising out of or existing in connection with the execution of the Lease or any of the terms or provisions thereof, Tenant's use and occupancy of the Premises, or by reason of the breach or


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alleged breach of Landlord, or conduct or activity resulting in the breach or alleged breach of Landlord, of any of the terms or provisions of the Lease. Except as expressly set forth in this Agreement, this Agreement shall fully and finally settle all demands, claims, charges, accounts or causes of action of Tenant of any nature arising out of or connected with the provisions of the Lease.

     Tenant hereby acknowledges that it is familiar with Section 1542 of the California Civil Code which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Tenant hereby waives and relinquishes every right or benefit it may have under Civil Code Section 1542 and all other similar statutes or laws with respect to any claims and other matters released in this Agreement. In connection with such waiver and relinquishment, Tenant hereby acknowledges that it is aware that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true, but that it is its intention to fully, finally and forever settle and release all claims and other matters released in this Agreement, known or unknown, suspected or unsuspected, which may now exist or which may have previously existed, and Tenant hereby agrees that the foregoing releases shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts.

          Landlord's Initials:_______        Tenant's Initials:_______

     5. Return of Security Deposit. If the Termination Conditions are satisfied on or before the Termination Date, then within thirty (30) days after the Termination Date, Landlord shall return to Tenant the security deposit in the amount of Three Thousand Three Hundred One Dollars and Eighty-seven Cents ($3,301.87), less any amounts Landlord is authorized to deduct therefrom pursuant to Article 4 of the Lease.

     6. Tenant's Representations and Warranties. Tenant hereby represents and warrants to Landlord as follows:

          (a) Tenant has not made any assignment, sublease, transfer, conveyance or other disposition of (i) the Lease; (ii) its interest in the Lease; or (iii) any claim, demand, obligation, liability, action, or cause of action arising under the terms of the Lease, to any person, firm, partnership, association, or other entity;

          (b) Tenant has full power and authority to sign and deliver this Agreement, and the execution and delivery of this Agreement will not violate and will not constitute a default under any agreements Tenant has with any third parties; and


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          (c) Tenant shall indemnify, defend and hold Landlord harmless against all actions, demands, liabilities, costs, expenses, rights of action, or causes of action based on, arising out of, or in connection with any breach of any of the foregoing representations and warranties.

       7. Jurisdiction. Tenant hereby submits to personal jurisdiction in the State of California for the enforcement of Tenant's obligations hereunder and waives any and all personal rights under the law of any other state or jurisdiction to object to jurisdiction in the State of California for purposes of litigation to enforce such obligation of Tenant. In the event such litigation is commenced, Tenant agrees that, in addition to any other manner provided by applicable law or court rule, service of process may be made and personal jurisdiction over Tenant obtained, by service of a copy of the summons, complaint and other pleadings required by applicable law to commence such litigation upon Tenant's appointed Agent for Service of Process in the State of California.

       8. Miscellaneous. Time is of the essence of each and every provision of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California. This Agreement will be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns. This Agreement constitutes the entire agreement of the parties hereto with respect to the specific subject matter hereof, and supersedes and replaces any and all prior negotiations and agreements between the parties, whether written or oral, as well as any contemporaneous oral negotiations and agreements. This Agreement may only be amended by a written agreement executed by both parties. Any waiver of any portion of this Agreement must be in writing executed by the waiving party. This Agreement may be executed in counterpart originals, each of which, and all of which together, shall constitute one and the same agreement.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement on the date first written above.

                                   LANDLORD:

                                   PACIFIC CORPORATE TOWERS LLC, a
                                   Delaware limited liability company

                                   By:  GE Capital Investment Advisors, Inc.,
                                            its authorized investment advisor

                                        By:     _____________________________

                                        Name:   _____________________________

                                        Title:  _____________________________


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                              TENANT:

                              INTERACTIVE FLIGHT TECHNOLOGIES,
                              INC., a Delaware corporation

                              By:    /s/ John W. Alderfer
                                     ------------------------

                              Name:  John W. Alderfer
                                     ------------------------

                              Title: Treasurer
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                              By:
                                     ------------------------

                              Name:
                                     ------------------------

                              Title:
                                     ------------------------


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